Exhibit 21

Subsidiaries of B. Riley Financial, Inc.

Jurisdiction of Organization/
Subsidiary	Incorporation

BR-GA Retail Investments, LLC	Delaware
B. Riley & Co., LLC	Delaware
B. Riley Capital Markets, LLC	Delaware
B. Riley Capital Management, LLC	New York
GACP Finance Co, LLC	Delaware
GA Capital, LLC	Delaware
Great American Capital Partners, LLC	Delaware
BR Events, LLC	California
Great American Group, LLC	California
Great American Group Energy Equipment, LLC	California
Great American Group WF, LLC	California
GA Retail, Inc.	California
GA Retail Int’l, Inc.	California
Great American Group Machinery & Equipment, LLC	California
Great American Group Intellectual Property Advisors, LLC	California
Great American Group Advisory and Valuation Services, LLC*	California
Great American Global Partners, LLC*	California
Great Retail Deals, LLC	California
GA Keen Realty Advisors, LLC	New York
GA Retail Canada ULC	Canada
GA Asset Advisors, LTD	England and Wales
GA Australia Pty., LTD	Victoria, Australia
GA Europe Coöperatief U.A.	Netherlands
GA Europe GmbH	Germany
GA Europe Investments 100, LTD	England and Wales
GA Europe Investments 200, LTD	England and Wales
GA Europe Investments 300, LTD	England and Wales
GA Europe Investments 400, LTD	England and Wales
GA Europe Investments 600, LTD	England and Wales
GA Europe Valuation Limited	England and Wales
GA Industrial, LTD	England and Wales
Stratton Partners, LTD	England and Wales

*	B. Riley Financial, Inc. owns less than 100% of these subsidiaries.